Exhibit 99.1

Media Contact: Investor Contact:	Kimberly Kuo Senior Vice President, Public Affairs, Communications and Communities 704-557-4584 Clifford M. Deal, III Senior Vice President & CFO 704-557-4633

Coca‑Cola Bottling Co. Consolidated Reports

Fourth Quarter 2016 and Fiscal 2016 Results

•	Net sales in Q4 2016 increased 35.8% and comparable(a) net sales increased 6.3%
•	Income from operations in Q4 2016 increased 37.3% and comparable(a) income from operations increased 20.7%
•	Basic net income per share in Q4 2016 increased to $2.31 from $0.46 and comparable(a) basic net income per share increased 12.5% to $0.72
•	Equivalent unit case volume in Q4 2016 grew 35.7% and comparable(a) equivalent unit case volume grew 5.6%

CHARLOTTE, March 8, 2017 – Coca‑Cola Bottling Co. Consolidated (NASDAQ: COKE) today reported operating results for the fourth quarter and the year ended January 1, 2017. Frank Harrison, Chairman and CEO, said, “We are pleased to close another successful year with solid organic growth in our business along with continued expansion through acquisitions. Since the first announcement of our territory expansion in 2013, the Company has nearly doubled its net sales to over $3 billion in 2016. We have also grown our employee base, adding over 7,000 new members to the Coca‑Cola Consolidated family. We are most thankful for the ongoing and outstanding efforts of all of our employees who are responsible for our strong operating results and the successful integration of our new territories.”

Hank Flint, President and Chief Operating Officer, added, “Our ongoing focus on growing our business resulted in strong operating performance in 2016 with total revenue increasing by almost 37% and revenue on a comparable basis up 7%. The comparable revenue growth was driven by solid performance across our beverage portfolio with volume of sparkling beverages up 2.4% and of still beverages up over 11%. Our increased revenue also helped drive solid growth in our income from operations. We are pleased with the ongoing transition of new territories acquired during the past three years and the opportunities they provide for continued investment in people, markets and communities as well as future growth in both revenue and income from operations. We are also grateful for all of our 14,000 employees and their contributions during 2016.”

Fourth Quarter 2016 and Fiscal 2016 Operating Review

	% Change
	Fourth Quarter 2016		Fiscal 2016
	Consolidated	Comparable	Consolidated	Comparable

Net sales	35.8%	6.3%	36.9%	7.0%
Income from operations	37.3%	20.7%	30.3%	21.8%
Net income per share - basic	402.2%	12.5%	-15.1%	12.4%
Equivalent unit case volume(b)	35.7%	5.6%	36.4%	4.9%
Sparkling	34.0%	4.9%	32.5%	2.4%
Still	40.9%	8.0%	47.3%	11.9%

(a)  The discussion of the fourth quarter and fiscal year results includes selected non-GAAP financial information, such as “comparable” results. See discussion of “Non-GAAP Financial Measures” for descriptions and reconciliations.

(b)  Equivalent unit case volume is defined as 24 8-ounce servings or 192 ounces.

•

Consolidated net sales in the fourth quarter of 2016 increased $221.8 million to $841.6 million compared to the fourth quarter of 2015, while consolidated net sales in fiscal 2016 increased 36.9% to $3.16 billion compared to fiscal 2015. The increases in net sales in the fourth quarter of 2016 and in fiscal 2016 were primarily driven by acquisitions and an increase in comparable net sales of 6.3% and 7.0%, respectively. The increases in comparable net sales in the fourth quarter of 2016 and in fiscal 2016 were driven primarily by an increase in comparable equivalent unit case volume of 5.6% and 4.9%, respectively. Products in both our sparkling and still portfolios contributed to the volume increase.

•

Consolidated income from operations in the fourth quarter of 2016 increased $5.7 million to $20.9 million compared to the fourth quarter of 2015, while consolidated income from operations in fiscal 2016 increased 30.3% to $127.9 million compared to fiscal 2015. These increases for the fourth quarter of 2016 and for fiscal 2016 were driven by acquisitions and an increase in comparable income from operations of 20.7% and 21.8%, respectively.

Comparable income from operations in the fourth quarter of 2016 increased $4.3 million to $24.9 million compared to the fourth quarter of 2015, while comparable income from operations in fiscal 2016 increased $24.2 million to $135.1 million compared to fiscal 2015. These increases were driven by sales growth and the leveraging of selling, delivery and administrative expenses.

•

Other income was $28.0 million in the fourth quarter of 2016 compared to other expense of $0.6 million in the fourth quarter of 2015. This difference is primarily due to mark-to-market fair value adjustments to the Company’s acquisition related contingent consideration liability for territories acquired since May 2014. These mark-to-market adjustments are primarily non-cash and reflect changes in underlying assumptions used to calculate the estimated liability in the newly acquired territories subject to sub-bottling fees, including long-term interest rates and projected future operating results.

•

Consolidated basic net income per share was $2.31 and $5.39 for the fourth quarter and the year ended January 1, 2017, respectively, compared to $0.46 and $6.35 for the fourth quarter and the year ended January 3, 2016, respectively. Comparable basic net income per share was $0.72 and $5.79 for the fourth quarter and the year ended January 1, 2017, respectively, compared to $0.64 and $5.15 for the fourth quarter and the year ended January 3, 2016, respectively.

•

Cash flow provided by operations was $162.0 million for the year ended January 1, 2017 compared to $108.3 million for the year ended January 3, 2016. The increase was driven primarily by growth in comparable income from operations and cash generated from acquired territories. In 2016, cash payments for acquired territories and related assets totaled $272.6 million. Capital expenditures increased to $172.6 million in 2016, compared to $163.9 million in 2015, driven by capital expenditures for the acquired territories and related assets. The Company expects to be a net user of cash in 2017 as it continues to acquire distribution rights in additional territories and manufacturing facilities included in the Company’s previously announced Coca‑Cola system transformation transactions with The Coca‑Cola Company.

About Coca‑Cola Bottling Co. Consolidated

Coke Consolidated is the largest independent Coca‑Cola bottler in the United States. Our Purpose is to honor God, serve others, pursue excellence and grow profitably. For 115 years, we have been deeply committed to the consumers, customers and communities we serve and passionate about the broad portfolio of beverages and services we offer. We make, sell and distribute beverages of The Coca‑Cola Company and other partner companies in more than 300 brands and flavors across 16 states to over 43 million consumers.

Headquartered in Charlotte, N.C., Coke Consolidated is traded on the NASDAQ under the symbol COKE. More information about the company is available at www.cokeconsolidated.com. Follow Coke Consolidated on Facebook, Twitter, Instagram and LinkedIn.

Cautionary Information Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties. The words “believe,” “expect,” “project,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. Factors that might cause Coke Consolidated’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: our inability to integrate the operations and employees acquired in expansion transactions; lower than expected selling pricing resulting from increased marketplace competition; changes in how significant customers market or promote our products; changes in our top customer relationships; changes in public and consumer preferences related to nonalcoholic beverages, including concerns related to obesity and health concerns; unfavorable changes in the general economy; miscalculation of our need for infrastructure investment; our inability to meet requirements under beverage agreements; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of marketing funding support; changes in The Coca‑Cola Company’s and other beverage companies’ levels of advertising, marketing and spending on brand innovation; the inability of our aluminum can or plastic bottle suppliers to meet our purchase requirements; our inability to offset higher raw material costs with higher selling prices, increased bottle/can sales volume or reduced expenses;

consolidation of raw material suppliers; incremental risks resulting from increased purchases of finished goods; sustained increases in fuel costs or our inability to secure adequate supplies of fuel; sustained increases in the cost of labor and employment matters, product liability claims or product recalls; technology failures or cyberattacks; changes in interest rates; the impact of debt levels on operating flexibility and access to capital and credit markets; adverse changes in our credit rating (whether as a result of our operations or prospects or as a result of those of The Coca‑Cola Company or other bottlers in the Coca‑Cola system); changes in legal contingencies; legislative changes affecting our distribution and packaging; adoption of significant product labeling or warning requirements; additional taxes resulting from tax audits; natural disasters and unfavorable weather; global climate change or legal or regulatory responses to such change; issues surrounding labor relations with unionized employees; bottler system disputes; our use of estimates and assumptions; changes in accounting standards; the impact of volatility in the financial markets on access to the credit markets; the impact of acquisitions or dispositions of bottlers by their franchisors; changes in the inputs used to calculate our acquisition related contingent consideration liability; and the concentration of our capital stock ownership. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in the Company’s fiscal 2015 Annual Report on Form 10-K, Item 1A. Risk Factors. The forward-looking statements contained in this news release speak only as of this date, and the Company does not assume any obligation to update them except as required by law.

—Enjoy Coca‑Cola—

Financial Statements

COCA‑COLA BOTTLING CO. CONSOLIDATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Fourth Quarter		Fiscal Year
(in thousands, except per share data)	2016	2015	2016	2015
Net sales	$841,560	$619,716	$3,156,428	$2,306,458
Cost of sales	516,633	378,910	1,940,706	1,405,426
Gross profit	324,927	240,806	1,215,722	901,032
Selling, delivery and administrative expenses	304,006	225,565	1,087,863	802,888
Income from operations	20,921	15,241	127,859	98,144
Interest expense, net	8,704	8,164	36,325	28,915
Other income (expense), net	27,970	(573)	1,870	(3,576)
Gain (loss) on exchange of franchise territory	-	-	(692)	8,807
Gain on sale of business	-	-	-	22,651
Bargain purchase gain, net of tax of $1,265	-	2,011	-	2,011
Income before taxes	40,187	8,515	92,712	99,122
Income tax expense	17,368	2,904	36,049	34,078
Net income	22,819	5,611	56,663	65,044
Less: Net income attributable to noncontrolling interest	1,426	1,320	6,517	6,042
Net income attributable to Coca-Cola Bottling Co. Consolidated	$21,393	$4,291	$50,146	$59,002

Basic net income per share based on net income attributable to Coca-Cola Bottling Co. Consolidated:
Common Stock	$2.31	$0.46	$5.39	$6.35
Weighted average number of Common Stock shares outstanding	7,141	7,141	7,141	7,141

Class B Common Stock	$2.31	$0.46	$5.39	$6.35
Weighted average number of Class B Common Stock shares outstanding	2,172	2,151	2,168	2,147

Diluted net income per share based on net income attributable to Coca-Cola Bottling Co. Consolidated:
Common Stock	$2.30	$0.46	$5.36	$6.33
Weighted average number of Common Stock shares outstanding – assuming dilution	9,353	9,332	9,349	9,328

Class B Common Stock	$2.29	$0.46	$5.35	$6.31
Weighted average number of Class B Common Stock shares outstanding – assuming dilution	2,212	2,191	2,208	2,187

COCA‑COLA BOTTLING CO. CONSOLIDATED

CONDENSED BALANCE SHEETS

(Unaudited)

(in thousands)	January 1, 2017	January 3, 2016
ASSETS
Current assets:
Cash	$21,850	$55,498
Trade accounts receivable, net	267,213	184,009
Accounts receivable, other	97,361	52,611
Inventories	143,553	89,464
Prepaids and other current assets	63,834	53,337
Total current assets	593,811	434,919

Property, plant and equipment, net	812,989	525,820
Leased property under capital leases, net	33,552	40,145
Other assets	86,091	63,739
Franchise rights, goodwill and other intangibles, net	923,041	781,942
Total assets	$2,449,484	$1,846,565

LIABILITIES AND EQUITY
Current liabilities:
Current portion of capital lease obligations	$7,527	$7,063
Accounts payable and accrued expenses	450,380	319,490
Total current liabilities	457,907	326,553

Deferred income taxes	174,854	146,944
Pension, postretirement and other liabilities	505,251	382,287
Long-term debt and obligations under capital leases	948,448	668,349
Total liabilities	2,086,460	1,524,133
Stockholders' equity	277,131	243,056
Noncontrolling interest	85,893	79,376
Total liabilities and equity	$2,449,484	$1,846,565

COCA‑COLA BOTTLING CO. CONSOLIDATED

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Fiscal Year
(in thousands)	2016	2015
Cash Flows from Operating Activities:
Consolidated net income	$56,663	$65,044
Depreciation expense and intangibles amortization	116,623	80,896
Deferred income taxes	42,942	10,408
Stock compensation expense	7,154	7,300
Gain on sale of business	-	(22,651)
Fair value adjustment of acquisition related contingent consideration	(1,910)	3,576
Change in assets and liabilities (exclusive of acquisition)	(65,323)	(28,768)
Other	5,846	(7,515)
Net cash provided by operating activities	161,995	108,290

Cash Flows from Investing Activities:
Acquisition of Expansion Territories, net of cash acquired	(272,637)	(81,707)
Additions to property, plant and equipment (exclusive of acquisition)	(172,586)	(163,887)
Proceeds from the sale of BYB Brands, Inc.	-	26,360
Other	(6,803)	1,891
Net cash used in investing activities	(452,026)	(217,343)

Cash Flows from Financing Activities:
Borrowings under Revolving Credit Facility, Term Loan Facility and Senior Notes	710,000	683,913
Payment on Revolving Credit Facility and Senior Notes	(422,757)	(505,000)
Cash dividends paid	(9,307)	(9,287)
Payment on acquisition related contingent consideration	(13,550)	(4,039)
Principal payments on capital lease obligations	(7,063)	(6,555)
Other	(940)	(3,576)
Net cash provided by financing activities	256,383	155,456

Net increase (decrease) during the period	(33,648)	46,403
Cash at beginning of year	55,498	9,095
Cash at end of year	$21,850	$55,498

Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Further, given the transformation of the Company’s business through expansion transactions with The Coca‑Cola Company, the Company believes these non-GAAP financial measures allow users to better appreciate the impact of these transactions on the Company’s performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting.

The following tables reconcile reported GAAP results to comparable results for the fourth quarter of 2016 and the fourth quarter of 2015:

	Fourth Quarter 2016
(in thousands, except per share data)	Net sales	Income from operations	Income before taxes	Net income	Basic net income per share
Reported results (GAAP)	$841,560	$20,921	$40,187	$21,393	$2.31
Fair value adjustments for commodity hedges	-	(531)	(531)	(327)	(0.04)
2016 & 2015 acquisitions impact	(333,897)	(4,587)	(4,587)	(2,821)	(0.30)
Territory expansion expenses	-	9,066	9,066	5,576	0.60
Fair value adjustment of acquisition related contingent consideration	-	-	(27,970)	(17,202)	(1.85)
Total reconciling items	(333,897)	3,948	(24,022)	(14,774)	(1.59)
Comparable results (non-GAAP)	$507,663	$24,869	$16,165	$6,619	$0.72

	Fourth Quarter 2015
(in thousands, except per share data)	Net sales	Income from operations	Income before taxes	Net income	Basic net income per share
Reported results (GAAP)	$619,716	$15,241	$8,515	$4,291	$0.46
Fair value adjustments for commodity hedges	-	1,203	1,203	739	0.08
2015 acquisitions impact	(103,372)	2,368	2,368	1,454	0.16
2015 divestitures impact	1	31	31	19	-
Territory expansion expenses	-	5,789	5,789	3,554	0.38
Results of 53rd week	(38,587)	(4,022)	(4,022)	(2,416)	(0.26)
Bargain purchase gain	-	-	(3,276)	(2,011)	(0.22)
Fair value adjustment of acquisition related contingent consideration	-	-	573	352	0.04
Total reconciling items	(141,958)	5,369	2,666	1,691	0.18
Comparable results (non-GAAP)	$477,758	$20,610	$11,181	$5,982	$0.64

The following tables reconcile reported GAAP results to comparable results for fiscal years 2016 and 2015:

	Fiscal Year 2016
(in thousands, except per share data)	Net sales	Income from operations	Income before taxes	Net income	Basic net income per share
Reported results (GAAP)	$3,156,428	$127,859	$92,712	$50,146	$5.39
Fair value adjustments for commodity hedges	-	(4,728)	(4,728)	(2,908)	(0.31)
2016 & 2015 acquisitions impact	(1,061,769)	(24,280)	(24,280)	(14,932)	(1.60)
Territory expansion expenses	-	32,274	32,274	19,849	2.13
Special charitable contribution	-	4,000	4,000	2,460	0.26
Exchange of franchise territories	-	-	692	426	0.05
Fair value adjustment of acquisition related contingent consideration	-	-	(1,910)	(1,175)	(0.13)
Total reconciling items	(1,061,769)	7,266	6,048	3,720	0.40
Comparable results (non-GAAP)	$2,094,659	$135,125	$98,760	$53,866	$5.79

	Fiscal Year 2015
(in thousands, except per share data)	Net sales	Income from operations	Income before taxes	Net income	Basic net income per share
Reported results (GAAP)	$2,306,458	$98,144	$99,122	$59,002	$6.35
Fair value adjustments for commodity hedges	-	3,439	3,439	2,112	0.22
2015 acquisitions impact	(278,612)	(3,365)	(3,365)	(2,066)	(0.22)
2015 divestitures impact	(31,375)	(3,222)	(3,222)	(1,979)	(0.21)
Territory expansion expenses	-	19,982	19,982	12,269	1.32
Exchange of franchise territories	-	-	(8,807)	(5,407)	(0.58)
Gain on sale of business	-	-	(22,651)	(13,908)	(1.49)
Results of 53rd week	(38,587)	(4,022)	(4,022)	(2,416)	(0.26)
Bargain purchase gain			(3,276)	(2,011)	(0.22)
Fair value adjustment of acquisition related contingent consideration	-	-	3,576	2,196	0.24
Total reconciling items	(348,574)	12,812	(18,346)	(11,210)	(1.20)
Comparable results (non-GAAP)	$1,957,884	$110,956	$80,776	$47,792	$5.15